N-CSR Exhibit for Item 12(a)(1): CODE OF ETHICS

iShares, Inc.

iShares Trust

iShares MSCI Russia Capped Index Fund, Inc.

iShares MSCI Emerging Markets Small Cap Index Fund, Inc.

CODE OF ETHICS FOR SENIOR EXECUTIVE OFFICERS

Policy Establishing the Obligations of the CEO and Senior Financial Officers Under the Federal Securities Laws

iShares, Inc., iShares Trust, iShares MSCI Russia Capped Index Fund, Inc. and iShares MSCI Emerging Markets Small Cap Index Fund, Inc. (each, a “Fund” and collectively the “Funds”)1 is committed to conducting business in accordance with applicable laws, rules and regulations and the highest standards of business ethics, and to full and accurate disclosure — financial and otherwise — in compliance with applicable law. This Code of Ethics (the “Code”), applicable to each Fund’s Chief Executive Officer, President, Chief Financial Officer and Treasurer (or persons performing similar functions) (together, “Senior Officers”), sets forth policies to guide you in the performance of your duties and is for the purpose of promoting:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•

full, fair, accurate, timely and understandable disclosure in reports and documents that each Fund files with, or submits to, the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Fund;

•	compliance with applicable laws and governmental rules and regulations;

•	the prompt internal reporting of violations of this Code to an appropriate person or persons identified in this Code; and

•	accountability for adherence to this Code.

Each Senior Officer must comply with applicable law. Each Senior Officer also has a responsibility to conduct himself or herself in an honest and ethical manner. Each Senior Officer has leadership responsibilities that include creating a culture of high ethical standards and a commitment to compliance, maintaining a work environment that encourages the internal reporting of compliance concerns and promptly addressing compliance concerns.

This Code recognizes that the Senior Officers are subject to certain conflicts of interest inherent in the operation of investment companies, because the Senior Officers currently or may in the future serve as officers or employees of a Fund’s investment adviser (the “Adviser”) and/or affiliates of the Fund’s investment adviser (collectively, “BlackRock”) and as officers or directors/trustees of other registered investment companies and unregistered investment funds advised by BlackRock. This Code also recognizes that certain laws and regulations applicable to, and certain policies and procedures adopted by, each Fund or BlackRock governs the Senior Officers’ conduct in connection with many of the conflict of interest situations that arise in connection with the operations of the Fund, including:

[1]

This Joint Code of Ethics for Senior Executive Officers has been adopted by the Board of Directors/Trustees for each Fund. Solely for the sake of clarity and simplicity, this Joint Code of Ethics has been drafted as if there is a single Fund, a single Governance Committee and a single Board of Directors/Trustees. The terms “Directors/Trustees,” “Independent Directors/Trustees” and “Governance Committee” mean the Directors/Trustees, the Independent Directors/Trustees and the Nominating and Governance Committee of each Fund, respectively, unless the context otherwise requires. The Directors/Trustees, the Independent Directors/Trustees and the Governance Committee of each Fund, however, shall act separately and in the best interests of its respective Fund.

•	the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder by the SEC (the “1940 Act”);

•	the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder by the SEC (the “Advisers Act”);

•	the Code of Ethics adopted by the Fund pursuant to Rule 17j-1(c) under the 1940 Act (the “Fund’s 1940 Act Code of Ethics”);

•

one or more codes of ethics adopted by BlackRock that have been reviewed and approved by the Independent Directors/Trustees (“BlackRock’s 1940 Act Code of Ethics” and, together with the Fund’s 1940 Act Code of Ethics, the “1940 Act Codes of Ethics”);

•

the policies and procedures adopted by the Fund to address conflict of interest situations, such as procedures under Rule 10f-3, Rule 12b-1(h), Rule 17e-1 and Rule 17a-7 under the 1940 Act (collectively, the “Fund Policies”); and

•	BlackRock’s general policies and procedures to address, among other things, conflict of interest situations and related matters (collectively, the “BlackRock Policies”).

The provisions of the 1940 Act, the Advisers Act, the 1940 Act Codes of Ethics, the Fund Policies and the BlackRock Policies are referred to herein collectively as the “Additional Conflict Rules.”

This Code is different from, and is intended to supplement, the Additional Conflict Rules. Accordingly, a violation of the Additional Conflict Rules by a Senior Officer is hereby deemed not to be a violation of this Code, unless and until the Independent Directors/Trustees shall determine that any such violation of the Additional Conflict Rules is also a violation of this Code of Ethics.

I. Senior Officers Should Act Honestly and Candidly

Each Senior Officer has a responsibility to each Fund to act with integrity. Integrity requires, among other things, being honest and candid. Deceit and subordination of principle are inconsistent with integrity. Each Senior Officer must:

a)	engage in and promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

b)	act responsibly in producing and produce, full, fair, accurate, timely, and understandable disclosure in reports and documents that the Funds file with, or submit to, the SEC and in other public communications made by the Funds;

c)	act with integrity, including being honest and candid while still maintaining the confidentiality of information where required by law or the Additional Conflict Rules;

d)	comply with the laws, rules and regulations that govern the conduct of each Fund’s operations and report any suspected violations thereof in accordance with the section below entitled “Compliance With Code of Ethics”;

e)	adhere to a high standard of business ethics; and

f)	promptly report suspected material violations of this Code, including violations of securities laws or other laws, rules and regulations applicable to the Funds, to BlackRock’s General Counsel (the “General Counsel”) and the Audit Committee.

Each Senior Officer must act with integrity, including being honest and candid while still maintaining the confidentiality of information where required by law or BlackRock’s policies, and place the interests of the Funds before the Senior Officer’s own personal interests.

II. Conflicts Of Interest

A conflict of interest for the purpose of this Code occurs when a Senior Officer’s private interests interfere in any way, or even appear to interfere, with the interests of a Fund.

Senior Officers are expected to use objective and unbiased standards when making decisions that affect a Fund, keeping in mind that Senior Officers are subject to certain inherent conflicts of interest because Senior Officers of each Fund also are or may be officers of BlackRock and other funds advised or serviced by BlackRock (as a result of which it is incumbent upon each Senior Officer to be familiar with and to seek to comply with the Additional Conflict Rules).

Each Senior Officer is required to conduct the business of a Fund in an honest and ethical manner, including the ethical handling of actual or apparent conflicts of interest between personal and business relationships. When making any investment, accepting any position or benefits, participating in any transaction or business arrangement or otherwise acting in a manner that creates or appears to create a conflict of interest with respect to a Fund where a Senior Officer is receiving a personal benefit, he or she should act in accordance with the letter and spirit of this Code.

If a Senior Officer is in doubt as to the application or interpretation of this Code to himself or herself as a Senior Officer of a Fund, he or she should make full disclosure of all relevant facts and circumstances to the General Counsel and obtain the prior approval of the General Counsel prior to taking action.

Some conflict of interest situations that should always be approved by the General Counsel, if material, include the following:

a)	the receipt of any entertainment or non-nominal gift by the Senior Officer, or a member of his or her family, from any company with which a Fund has current or prospective business dealings (other than BlackRock), unless such entertainment or gift is business related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any question of impropriety;

b)	any ownership interest in, or any consulting or employment relationship with, any of a Fund’s service providers, other than BlackRock; or

c)	a direct or indirect financial interest in commissions, transaction charges or spreads paid by a Fund for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Senior Officer’s employment by BlackRock, such as compensation or equity ownership.

III. Disclosures

It is the policy of each Fund to make full, fair, accurate, timely and understandable disclosure in compliance with all applicable laws and regulations in all reports and documents that a Fund files with, or submits to, the SEC and in all other public communications made by the Fund. Each Senior Officer is required to promote compliance with this policy and to abide by each Fund’s standards, policies and procedures designed to promote compliance with this policy.

Each Senior Officer must:

a)	familiarize himself or herself with the disclosure requirements applicable to each Fund as well as the business and financial operations of the Fund;

b)	not knowingly misrepresent, or cause others to misrepresent, facts about each Fund to others, including to the Directors/Trustees, the Fund’s independent auditors, the Fund’s counsel, counsel to the Independent Directors/Trustees, governmental regulators or self-regulatory organizations;

c)	to the extent appropriate with his area of expertise, consult with other officers and employees of each Fund and its advisers with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Fund files with, or submits to, the SEC and in public communications made by the Fund; and

d)	use reasonable efforts to promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.

IV. Compliance with Code of Ethics

If a Senior Officer knows of or suspects a violation of this Code or other laws, regulations, policies or procedures applicable to each Fund, he or she must report that information on a timely basis to the General Counsel or report it anonymously by following the “whistle blower” policies adopted by the Fund from time to time. No one will be subject to retaliation because of a good faith report of a suspected violation.

Each Fund will follow these procedures in investigating and enforcing this Code, and in reporting on this Code:

a)	the General Counsel will take all appropriate action to investigate any actual or potential violations reported to him/her;

b)	violations and potential violations will be reported to the Independent Directors/Trustees after such investigation;

c)	if the Independent Directors/Trustees determine that a violation has occurred, they will take all appropriate disciplinary or preventive action; and

d)	appropriate disciplinary or preventive action may include a letter of censure, suspension, dismissal or, in the event of criminal or other serious violations of law, notification of the SEC or other appropriate law enforcement authorities.

Senior Officers must make this Code known to persons who might know of potential conflicts of interest, including those who are covered persons under the Funds’ Whistleblower Policy, or similar policies that a Fund may adopt from time to time.

V. Accountability and Certification

Each Senior Officer must:

a)	upon receipt of this Code, sign and submit to the Board an acknowledgement stating that he or she has received, read and understands this Code on the certification attached hereto as Appendix I.

b)	annually thereafter affirm to the Board that he or she has complied with the requirements of this Code and reported any violations of this Code on the certification attached hereto as Appendix I.

VI. Waivers of Code of Ethics

Except as otherwise provided in this Code, the General Counsel is responsible for applying this Code to specific situations in which questions are presented to the General Counsel and has the authority to interpret this Code in any particular situation. The General Counsel shall take all action he or she considers appropriate to investigate any actual or potential violations reported under this Code.

The General Counsel is authorized to consult, as appropriate, with the Chairman of the Board and with counsel to each Fund, BlackRock or the Independent Directors/Trustees, and is encouraged to do so.

The Independent Directors/Trustees are responsible for granting waivers of this Code, as appropriate. Any changes to or waivers of this Code will, to the extent required, be disclosed on Form N-CSR as provided by SEC rules.

VII. Recordkeeping

Each Fund will maintain and preserve for a period of not less than six years from the date an action is taken, the first two years in an easily accessible place, a copy of the information or materials supplied to the Independent Directors/Trustees:

a)	that provided the basis for any amendment or waiver to this Code; and

b)	relating to any violation of this Code and sanctions imposed for such violation, together with a written record of the approval or action taken by the Independent Directors/Trustees.

VIII. Confidentiality

All reports and records prepared or maintained pursuant to this Code shall be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone other than the Independent Directors/Trustees and their counsel, each Fund and its counsel, BlackRock and its counsel and any other advisors, consultants or counsel retained by the Directors/Trustees, the Independent Directors/Trustees or any committee of the Directors/Trustees.

IX. Amendments

This Code may not be amended except in written form, which is specifically approved by a majority vote of the Directors/Trustees, including a majority of the Independent Directors/Trustees.

X. No Rights Created

This Code is a statement of certain fundamental principles, policies and procedures that govern each of the Senior Officers in the conduct of each Fund’s business. It is not intended to and does not create any rights in any employee, investor, supplier, competitor, shareholder or any other person or entity.

Dated:	June 17, 2003
December 1, 2009
June 15-16, 2010

EXHIBIT A

“Senior Officers” as covered by this Code of Ethics for Senior Executive Officers:

Senior Officer	Name	Effective Date	End Date
President and Chief Executive Officer	Lee T. Kranefuss	6/17/2003	6/14/2007
	Michael Latham	6/14/2007	PRESENT
Treasurer and Chief Financial Officer	Michael Latham	6/17/2003	6/14/2007
	Geoffrey D. Flynn	6/14/2007	12/10/2008
	Jack Gee	12/10/2008	PRESENT

Current as of:         May 23, 2011

Form of Certification Form

This is to certify that I have read and understand the Code of Ethics for Senior Executive Officers of iShares, Inc., iShares Trust, iShares MSCI Russia Capped Index Fund, Inc., and iShares MSCI Emerging Markets Small Cap Index Fund, Inc. and that I recognize that I am subject to the provisions thereof and will comply with the policy and procedures stated therein.

This is to further certify that I have complied with the requirements of such Code of Ethics.

Covered Officer Name and Title:
(please print)

Signature		Date

Form of Certification Form

This is to certify that I have read and understand the Code of Ethics for Senior Executive Officers of iShares, Inc., iShares Trust, iShares MSCI Russia Capped Index Fund, Inc., and iShares MSCI Emerging Markets Small Cap Index Fund, Inc. and that I recognize that I am subject to the provisions thereof and will comply with the policy and procedures stated therein.

This is to further certify that I have complied with the requirements of such Code of Ethics.

Covered Officer Name and Title:
(please print)

Signature		Date